EXHIBIT 4.13


                             DEMAND PROMISSORY NOTE
                             ----------------------


DATE OF NOTE:    November 13, 2001

AMOUNT OF NOTE:  $500,000.00

INTEREST RATE:   The principal amount of this Note from time to time outstanding shall bear interest at a rate per annum equal to twelve percent
                 (12.0%).

         FOR VALUE RECEIVED, the undersigned ("BORROWER") does hereby covenant and promise to pay to JOHN R. FOLKERTH, SR., an individual, or his heirs, successors or assigns (the "Lender"), at 6530 Poe Avenue, Dayton, Ohio 45414, or at such other place as the Lender may designate to Borrower in writing from time to time, in legal tender of the United States, the Amount of Note or so much thereof as may be advanced by the Lender to Borrower pursuant to the terms hereof (the "Principal Amount"), together with interest at the Interest Rate on the Principal Amount until this Note is paid in full as provided in this Note.

         Payments of interest only hereunder shall be payable monthly in arrears on the last day of each calendar month, commencing on December 31, 2001. The unpaid Principal Amount of this Note together with accrued and unpaid interest thereon shall be due and payable immediately upon the Lender making a demand for payment to Borrower and this Note shall thereupon be deemed to have matured. Borrower shall have the right to prepay the principal amount of this Note in whole or in part, without premium or penalty, from time to time.

         All interest under this Note shall be computed on an actual/360-day basis (i.e., interest for each day during which any of the Principal Amount is outstanding shall be computed at the Interest Rate or the Default Rate, as hereinafter defined, as applicable, divided by 360).

         If Borrower desires an advance of the Principal Amount of this Note (each, an "ADVANCE"), Borrower shall give the Lender at least one (1) business day's oral notice, promptly confirmed in writing, of its request for such Advance, specifying the date and amount thereof. The Lender may make the Advance, or refrain from making the Advance, in the Lender's sole discretion. If the Lender decides to make the Advance to Borrower, the Lender will make such Advance to Borrower in immediately available funds to Borrower's designated account at Huntington National Bank. Within the aforestated limits, Borrower may borrow, prepay and reborrow the Principal Amount of this Note.

         The Lender will record all Advances and repayments thereof on the grid attached hereto as Exhibit A. The Lender's entries on such grid shall, absent manifest error, be final, conclusive and binding.

         This Note is secured by a Security Agreement dated the date hereof, between Borrower and the Lender (the "SECURITY AGREEMENT").

         This Note specify various defaults (each, a "DEFAULT") upon the happening of which all sums owing on this Note may, at the Lender's option, be declared immediately due and payable. Any of the following occurrences or acts will constitute a Default: (a) the failure of Borrower to make any payment of principal and/or interest, or any other mandatory amounts payable under this Note, within ten (10) days after the date when due hereunder, or (b) an "event of default" shall occur under the Security Agreement.

         During the continuance of a Default, the Principal Amount shall bear interest at two percent (2%) per annum in excess of the Interest Rate in effect from time to time, each change in such rate to be effective as of the date of such change (the "DEFAULT RATE").

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses.

         Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note and the Security Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender.

         All notices and demands given or made under this Note by Borrower or the Lender to the other of them shall be deemed satisfied by written notice or demand given or made in accordance with, and to the address of the Lender or Borrower, specified in Section 18 of the Security Agreement.

         This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Ohio (without giving effect to Ohio's principles of conflicts of law).

         JURY WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BORROWER AND THE LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THIS NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

         The undersigned authorize any attorney-at-law to appear in any court of record in Montgomery County, Ohio, or in any court of record in the jurisdiction in which the undersigned against which or whom a judgment is then sought may then reside, or in any court of record in any jurisdiction outside of Ohio, after the indebtedness evidenced hereby becomes due, and waive the issuing and service of process and confess judgment against the undersigned (or either of them) in favor of the Lender for the amount then appearing due, together with costs of suit and thereupon to release all errors and waive all rights of appeal and stay of execution. The undersigned waive any conflict of interest in the Lender's attorney confessing judgment against the undersigned (or either of them) pursuant to the foregoing warrant of attorney and further agree that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other thing of value from the Lender.


                     (Balance of Page Intentionally Omitted)

         IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the day and year first above written.


"WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."


                                       SHOPSMITH, INC.,
                                       an Ohio corporation


                                       By:
                                          ----------------------------------
                                          Robert L. Folkerth, President


Accepted this 13th
of November, 2001:



---------------------------------
John R. Folkerth, Sr.


Exhibit A - Grid

                                   EXHIBIT A


                                      GRID
                                      ----


                Advances                        Principal Payments
                --------                        ------------------

        Date              Amount              Date                Amount
        ----              ------              ----                ------

                               SECURITY AGREEMENT
                               ------------------


         THIS SECURITY AGREEMENT (the "SECURITY AGREEMENT") is entered into of the 13th day of November, 2001, by and between SHOPSMITH, INC., an Ohio corporation ("DEBTOR"), and JOHN R. FOLKERTH, SR., an individual ("SECURED PARTY").

         WHEREAS, Debtor has executed and delivered to Secured Party a Demand Promissory Note of even date herewith (such promissory note, as from time to time amended and supplemented in accordance with the provisions thereof, being herein called the "NOTE"); and

         WHEREAS, the execution and delivery of this Security Agreement by Debtor is required to induce Secured Party to make the loan evidenced by the Note (the "Loan");

         NOW, THEREFORE, for valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

         1. DEFINITIONS. As used in this Security Agreement, the following terms, which are in addition to terms defined elsewhere in this Security Agreement, shall have the respective meanings as listed below:

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended from time to time, and any successor statute, and the rules promulgated thereunder.

         "COLLATERAL" shall mean and include all of Debtors' property and interests therein of every kind and description (tangible or intangible, real, personal or mixed), wherever located, including, without limitation, (a) all of Debtors' Accounts, Chattel Paper, Documents, Deposit Accounts, General Intangibles, Goods, including Equipment, Instruments, Inventory, Investment Property, Letter of Credit Rights and Supporting Obligations, (b) all accessions to and products of any of the foregoing, (c) all additions to, or substitutions or replacements for any of the foregoing, (d) all proceeds of, or from, any of the foregoing (including, insurance proceeds whether or not Secured Party is the loss payee thereunder), and (e) in all cases, whether now owned or existing or hereafter acquired or arising. Notwithstanding anything in the foregoing to the contrary, there shall be excluded from the "Collateral" all of the Lowe's Accounts.

         "DEFAULT COSTS" shall mean all reasonable costs and expenses incurred by Secured Party for the purpose of enforcing his rights hereunder, including, without limitation, (a) reasonable costs and expenses of retaking, holding, preparing for disposition, processing and disposing of the Collateral, (b) reasonable costs and expenses of obtaining money damages, and (c) and the reasonable fees and expenses of attorneys employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

         "EVENT OF DEFAULT" shall have the meaning given to that term in Section 15 hereto.

         "FINANCING STATEMENTS" shall have the meaning given to that term in
Section 4 hereof.

         "LOAN" shall have the meaning given to that term in the recitals hereto.

         "LOAN DOCUMENTS" shall mean the Note, this Security Agreement and any other document or instrument, whether executed and/or delivered by Debtor or any other person, evidencing and/or securing the Loan or any other Obligation, as the same may be amended or modified from time to time.

         "LOWE'S ACCOUNTS" shall mean Accounts owed by Lowe's Companies, Inc., a North Carolina corporation, to Debtor, whether now existing or hereafter arising.

         "NOTE" shall have the meaning given to that term in the recitals hereto.

         "OBLIGATIONS" shall mean the following: (a) the payment of all principal of and interest heretofore or hereafter owing or outstanding on the Note (including any notes substituted therefor), including, without limitation, future advances made by Secured Party which are evidenced by the Note, regardless of whether Secured

Party was obligated to make such advances; (b) the payment of all amounts from time to time owing to Secured Party under or in connection with the other Loan Documents; (c) the payment by Debtor of all Default Costs; (d) the payment by Debtor of all sums expended or advanced by Secured Party pursuant to the terms of any Loan Document; (e) the performance by Debtor of all its obligations under the Note, this Security Agreement and the other Loan Documents; and (f) the payment of any and all other indebtedness and other liabilities (including principal, interest or premium, if any) of any kind or description now or hereafter owing by Debtor to Secured Party, including, without limitation, overdrafts, amounts owing under other notes, bonds, debentures, or other evidences of indebtedness, interest rate protection or exchange arrangements, and contingent obligations.

         "PERMITTED LIENS" shall mean (a) liens in favor of Secured Party; (b) liens imposed by law, such as mechanic's, materialman's, landlord's, warehouseman's, and carrier's liens, and other similar liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and maintained in accordance with GAAP; (c) liens, pledges, or deposits under workmen's compensation, unemployment insurance, social security, or similar legislation; or (d) liens approved in writing by Secured Party.

         "THIRD PARTY" shall have the meaning given to that term in Section 5 hereof.

         "UCC" shall mean the Uniform Commercial Code as amended from time to time, and any successor statute, enacted and in effect at any time in the relevant jurisdiction.

         2. DEFINITIONS INCORPORATED. Without limiting any definition set forth herein, terms used herein, whether or not defined, that are defined in the UCC shall be deemed to have or include the meaning ascribed thereto in the UCC; provided, however, that the term "Account" as used herein shall in all cases exclude the Lowe's Accounts.

         3. SECURITY INTEREST. Debtor, its successors and assigns, hereby gives and grants to Secured Party, his heirs, successors and assigns, a security interest in all the Collateral and all of Debtor's right, title and interest therein, whether now owned or existing or hereafter acquired or arising, together with all proceeds therefrom to secure all of the Obligations.

         4. PERFECTION. (a) Debtor will, at its expense, prepare and execute all necessary financing statements and supplements thereto, if any, describing the Collateral (collectively, the "Financing Statements"), and will attend to the filing of any and all continuation statements as required by Secured Party or applicable law from time to time in order to continue the validity of the security interests of Secured Party hereunder. At the election of Secured Party, Secured Party may, at Debtor's expense, prepare, execute and file all of such Financing Statements, continuation statements and other documents on behalf of Debtor and without its signature. Debtor hereby authorizes Secured Party to prepare, execute and file all of such Financing Statements, continuation statements and other documents.

         (b) Debtor shall be entitled to the possession of its Collateral and to use the same in connection with its business until either (i) if Secured Party chooses to perfect his security interest in all or any portion of the Collateral by possession in addition to the filing of the Financing Statements, Secured Party's demand to take possession of such Collateral, or (ii) the occurrence of an Event of Default. If Secured Party chooses to perfect his security interest in all or any portion of the Collateral by possession in addition to the filing of the Financing Statements, Debtor shall, no later than five (5) days following Debtor's receipt of Secured Party's demand therefor, deliver such Collateral to Secured Party.

         (c) Debtor shall, from time to time as requested by Secured Party, take such other action and execute and deliver to Secured Party all other instruments, supplements, further assurances and security or other agreements as may be required or requested by Secured Party in order to perfect and continue Secured Party's security interest in the Collateral hereunder. Debtor hereby irrevocably appoints Secured Party as its agent and attorney-in-fact to sign all such instruments, supplements, further assurances and security and other agreements.

         5. GOODS HELD BY A THIRD PARTY. With respect to Collateral held by a bailee or third person other than Secured Party (each, a "Third Party"), Debtor shall (on the date of the Note or promptly thereafter with respect to such property then held by a Third Party and, with respect to property thereafter coming into possession of such a Third Party, upon such Third Party's acquisition of possession) deliver to the Third Party written notice of

Secured Party's security interest hereunder if no such notice has previously been delivered and obtain from such Third Party a written acknowledgment that it holds such Collateral for the benefit of Secured Party; provided, however, if a negotiable document of title has been issued, Debtor shall negotiate such document of title to Secured Party. Notwithstanding the preceding sentence, Debtor shall not, without the prior written consent of Secured Party, relinquish possession of any of its property to any Third Party or third person other than Secured Party except as permitted by Section 11 hereof.

         6. CONTROL AGREEMENTS. Debtor shall cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral consisting of: (a) Deposit Accounts; (b) Investment Property; (c) Letter of Credit Rights; and (d) electronic Chattel Paper.

         7. GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR. Debtor hereby represents and warrants to Secured Party as follows:

          (a) Debtor has, and will have, rights in or the power to transfer the Collateral and is, and will be, the sole owner of all of the Collateral now or hereafter appearing on the books of Debtor.

          (b) All of the Collateral is free and clear of all liens and encumbrances whatsoever, except for Permitted Liens).

          (c) Debtor is a corporation formed under the laws of the State of Ohio and will not change the State of its formation or transfer the Collateral, or any portion thereof (except as permitted by Section 11 hereof), to an entity formed in another State.

          (d) Debtor's exact legal name is as set forth in the first paragraph of this Security Agreement and Debtor will not change its legal name.

          (e) Debtor will not permit the Collateral to become subject to any lien or other security interest, whether prior or subordinate to the security interest of Secured Party created hereunder, except for Permitted Liens, and Debtor will warrant and defend Debtor unto Secured Party, his heirs, successors and assigns, against all lawful claims and demands whatsoever of all persons claiming by, from, through or under Debtor.

          (f) Debtor will keep and maintain the Equipment and every part thereof in good condition and repair, ordinary wear and tear excepted, so as to serve the purpose for which it is designed and intended unless the property is obsolete or not necessary for the proper conduct of Debtor's business.

          (g) Debtor will pay, or cause to be paid, all taxes and assessments which may be levied, assessed or charged on or against the Collateral or which Debtor may be required to pay by reason of its ownership of the Collateral, including franchise and similar taxes, as the same become due and payable; provided, however, Debtor shall not be required to pay any such tax or assessment so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings, but this proviso shall apply only if the property subject thereto shall not then be subject to sale or foreclosure in order to satisfy any tax lien which has attached as security therefor.

          (h) Debtor shall cause the Collateral to remain personal property at all times. Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

          (i) Except as permitted by the other Loan Documents, preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, or change the State of its formation or its name.

         8. INSURANCE. Debtor shall obtain and maintain, or cause to be obtained and maintained, a policy or policies of insurance, issued by financially sound and reputable companies, insuring such of the Collateral as is ordinarily insured by entities engaged in Debtor's business against loss or damage by fire and such other perils as may from time to time be covered by extended coverage insurance, and insuring against such other risks as may be covered by entities engaged in a similar business, in such amounts not less than Secured Party shall reasonably request. Said policy or policies shall name Secured Party to be lender loss payee and insured, as his in-terests may appear, and shall contain an endorsement making loss payable to Secured Party. Such policy or policies of insurance shall provide that they cannot be canceled without at least thirty days' prior written notice to Secured Party. Upon request of Secured Party, Debtor will cause the original policy or policies to be delivered to Secured Party.

         Debtor hereby irrevocably appoints Secured Party as its agent and attorney-in-fact to make proof of loss, to give a receipt for any sums collected under said policies and, in the event any insurance losses are paid by check, draft or other instrument payable to Debtor and Secured Party, to endorse Debtor's name thereon and take such further steps on behalf of Debtor as may be necessary to realize on such insurance. In any case, Debtor will notify Secured Party promptly of all insurance claims, regardless of amounts, and forward copies thereof to Secured Party.

         In the event Secured Party receives insurance proceeds on account of any loss or damage to the Collateral, notwithstanding the absence of an Event of Default, Secured Party shall apply such proceeds, after deducting his expenses incurred in obtaining such proceeds, to the payment of the Obligations in such order and in such amounts as Secured Party shall determine in his sole discretion, whether or not such amounts are then due and payable.

         9. DEBTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) Debtor shall remain liable under all contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of his rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included, in the Collateral, and
(c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral or be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         10. ACCOUNTS. Debtor represents, warrants, covenants and agrees as follows:

          (a) All Accounts as shown on the books of Debtor or as shown in any certificate, statement or other report delivered by Debtor to Secured Party, shall represent valid and existing obligations of the account debtors representing goods or services delivered or performed, and invoiced, and which are not subject to any defense, counterclaim or right of setoff unless otherwise stated on such certificate, statement, or other report.

          (b) Debtor has executed and delivered to Secured Party such documents and agreements as required by Secured Party to establish or confirm the existence of lock boxes and cash collateral arrangements acceptable to Secured Party.

          (c) Debtor shall hold in trust for Secured Party any amounts received by Debtor on or with respect to its Accounts and will forthwith deliver the same to Secured Party in the form received (with any necessary endorsement added) for credit to the payment of the Obligations in such order and in such amounts as Secured Party shall determine in his sole discretion. Debtor authorizes Secured Party to endorse Debtor's name upon any checks or other items which are received on account of any Account and to do all things necessary to reduce the same to money.

          (d) Secured Party shall have the right from time to time to arrange for verification of all Accounts directly with the account debtors or by other methods reasonably satisfactory to Secured Party. Any such verification shall be conducted in such a manner as to minimize disruption to Debtor's business.

          (e) Except as otherwise provided in this subsection, Debtor shall use its best efforts to collect, at its own expense, all amounts due or to become due Debtor on the Accounts. Secured Party shall have the right at any time, upon written notice to Debtor and at the expense of Debtor, to take such action to collect the Accounts and to enforce Debtor's rights against the Account debtors and obligors as Secured Party deems proper, and to adjust, settle and compromise payment thereof (without notice to or the consent of Debtor). At such time as Secured Party exercises his rights pursuant to the preceding sentence, Debtor shall not take any action to collect, adjust, settle or compromise any Account except with the written consent of Secured Party. Secured Party does not have any obligation to Debtor to collect or attempt to collect any Accounts.

         11. INVENTORY. So long as no Event of Default exists, Debtor may sell its Inventory in the ordinary course of its business on its customary business and payment terms, but no sale in bulk shall be permitted without the prior written consent of Secured Party. Secured Party does not authorize any other sale or other disposition of the Collateral. To the extent that Debtor uses the proceeds of the Loan to purchase Collateral, Debtor's repayment of the Loan shall be applied on a "first-in-first-out" basis so that the portion of the Loan used to purchase a particular item of Collateral shall be paid in the chronological order Debtor purchased the Collateral.

         12. CHATTEL PAPER. Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicting that Secured Party has a security interest in the Chattel Paper.

         13. RECORDS AND INSPECTION. Debtor will at all times keep accurate and complete records of the Collateral. Secured Party shall have the right at all reasonable times to examine and inspect the Collateral, wherever located, and to review Debtor's records with respect to the Collateral and to make copies thereof.

         14. SECURED PARTY'S DUTIES. The powers conferred on Secured Party hereunder are solely to protect his interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall have no obligation to preserve rights against prior parties.

         15. EVENTS OF DEFAULT. An "Event of Default" shall occur hereunder and under the other Loan Documents upon the happening of any of the following events or conditions, namely: (a) Debtor shall fail to make any payment within ten (10) days after the date when due under the Note, this Security Agreement or any other Loan Document; (b) Debtor shall fail to perform any other term, provision or covenant of this Security Agreement or any Loan Document when required hereunder or thereunder, and such failure continues uncured for ten (10) consecutive days after written notice thereof has been given by Secured Party to Debtor; (c) any representation or warranty made by or with respect to Debtor hereunder, under any Loan Document or in any writing delivered to Secured Party pursuant hereto or thereto shall prove to be false, incorrect, or misleading in any material respect when made or deemed to be made; (d) the loss, theft, substantial damage, destruction or sale to or of any of the Collateral, or the making of any levy, seizure or attachment of or on any of the Collateral; (e) the death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Debtor; (f) any obligation of Debtor in respect of indebtedness for borrowed money shall be declared to be or shall become due and payable prior to the stated maturity thereof or such obligation shall not be paid as and when the same becomes due and payable, or there shall occur any event which constitutes a "default" or "event of default" under any instrument, agreement or evidence of indebtedness relating to any obligation of Debtor in respect of indebtedness for borrowed money the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness or a trustee, agent or other representative on behalf of such holder or holders, to cause the indebtedness thereby to become due and payable prior to its stated maturity; (g) a final judgment for the payment of money shall be rendered against Debtor and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; (h) the transfer or disposition of any of the Collateral in violation of this Security Agreement; (i) Secured Party shall receive at any time following the date of the Note an official search of the UCC records of the Secretary of State of Debtor's State of formation indicating that Secured Party's security interest is not prior to all other security interests or other interests reflected in the search other than Permitted Liens; (j) any of the foregoing shall occur with respect to any guarantor or surety for Debtor or of any of the Obligations; or (k) Secured Party deems itself insecure and in good faith believes that the prospect of payment or performance is impaired.

         16. REMEDIES. If an Event of Default shall occur, Secured Party shall have the right to declare all of the Obligations secured hereby to be immediately due and payable, as provided in the Note and this Security Agreement, in default and subject to foreclosure proceedings and/or other rights, options, and remedies as provided under other applicable law, and to proceed to protect and enforce his rights under the Note, this Security Agreement or any other Loan Document by a suit or suits in equity or at law, whether for specific performance or observance of any terms, provisions, covenants or conditions herein or therein contained, in aid of the execution of any power herein or therein granted, for any foreclosure hereunder or thereunder, or for the enforcement of any other proper legal or equitable remedy. Secured Party shall have any and all other rights and remedies provided by law or equity, including, without limitation, the rights and remedies of a secured party, and the concurrent right:

          (a) To perform any defaulted covenant or agreement of this Security Agreement to such extent as Secured Party shall determine and advance such moneys as it shall deem advisable for the afore-said purpose and all moneys so advanced, together with interest thereon from the date advanced until paid at a rate per annum equal to two percent (2.0%) per annum in excess of the rate of interest borne from time to time under the Note, shall be secured hereby and shall be repaid promptly after notice of the amount due without demand; provided, however, that nothing herein contained shall be construed to require Secured Party to advance money for any of the aforesaid purposes;

          (b) To notify all account debtors to make payments directly to Secured Party or otherwise as Secured Party may specify;

          (c) To take control of any and all proceeds to which Secured Party may be entitled under this Security Agreement, any other Loan Document, or under any applicable laws;

          (d) To take immediate possession of the Collateral and, with or without taking possession of the Collateral, to sell, lease, license or otherwise dispose of any or all of the Collateral, either at public or private sale, upon commercially reasonable terms, and Secured Party may become the purchaser thereof at public or private sale. Except as otherwise provided in this subsection (d), Secured Party will send Debtor ten (10) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. Any sale may be adjourned at any time and from time to time to a reasonably specified time and place by announcement at the time and place of sale as previously fixed, without further notice by publication or otherwise of the time and place of such adjourned sale. Debtor hereby acknowledges that, to the extent any portion of the Collateral comprised of Inventory is perishable and is of a type that threatens to decline speedily in value, Secured Party shall have no duty to provide any notification of the time and place of any public sale or of the time after which any private sale or other intended disposition of such Inventory is to be made. Furthermore, to the extent any portion of the Inventory is perishable and of a type that threatens to decline speedily in value, Secured Party may sell or otherwise dispose of such Inventory in an expeditious manner for salvage value and for use in a manner otherwise than its originally intended use. Debtor shall take all actions, including, without limitation, providing, at Debtor's sole cost, personnel and refrigerated warehouse space and refrigerated trucks to assist in the preservation and the sale or other disposition of the Inventory. The proceeds of any sale shall be applied (i) first to the Default Costs; (ii) next to the principal and interest due under the Note and the other amounts secured under clauses (a) through (e), inclusive, of the definition of "Obligations" in Section 1 hereof; (iii) next to amounts secured under clause (f) of the definition of "Obligations" in Section 1 hereof; (iv) next to the holder of any subordinate security interest or other subordinate lien therein (which is also senior to any consigner) if written notification of demand therefor is received before distribution of the proceeds; and (v) lastly, any surplus to Debtor, and Debtor shall remain liable for any deficiency. Any such sale, public or private, may be made on credit at the option of Secured Party. Secured Party shall have the right to conduct any such sale on Debtor's premises, and Secured Party shall have such right of possession of said premises as shall be necessary or convenient for such purpose or any other purpose under this subsection
     (d). Secured Party may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like, which shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Secured Party has no obligation to cleanup or otherwise prepare the Collateral for sale;

          (e) To take immediate possession of the Collateral and to use or operate the Collateral in order to preserve the same or its value, and collect, receive and use all of the net profits from such use or operation to pay indebtedness secured by such Collateral;

          (f) To require Debtor, to the extent practicable and at Debtor's expense, to assemble the Collateral and make it available to Secured Party at such locations within the county wherein such Collateral is located as Secured Party shall designate;

          (g) To enter all of Debtor's facilities to remove the Collateral therefrom and take possession of Debtor's books and records and computer hardware and software, and to use all of the same in a manner Secured Party deems appropriate in order to preserve and sell or otherwise dispose of the Collateral;

          (h) To (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Debtor in, to and under any patent licenses or trademark licenses included in the General Intangibles and, in the exercise of commercial reasonableness, take or refrain from taking any action un-


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


     der any such licenses, and Debtor hereby releases Secured Party from and agrees to hold Secured Party free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken under applicable law with respect thereto; and

          (i) To notify the postal authorities to change Debtor's mail delivery address to such address designated by Secured Party.

         All of Secured Party's rights and remedies will be cumulative, and no waiver of any default will affect any other subsequent default. The rights and remedies provided in this Security Agreement, in the other Collateral Security Documents, and in the other Loan Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order, without any marshalling, as Secured Party shall determine.

         Nothing herein contained shall be construed as preventing Secured Party from taking all lawful actions to protect his interest in the event that liquidation, insolvency, bankruptcy, reorganization or foreclosure proceedings of any nature whatsoever affecting the property or assets of Debtor should be instituted.

         Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party's rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for payment of the Obligations.

         Secured Party may comply with any applicable State or Federal law requirements in connection with a disposition of the Collateral and compliance therewith shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

         17.  RISK OF LOSS. Debtor has the risk of loss of the Collateral.

         18. MISCELLANEOUS PROVISIONS. This Security Agreement and the security interests of Secured Party in the Collateral created hereby shall cease and terminate only upon payment in full of the Note and all of the other Obligations and the termination of the obligation(s), if any, of Secured Party to advance any funds to Debtor or any other person pursuant to the Loan Documents.

         All notices, requests, demands or other communications hereunder ("Notices") to be given or made by Debtor to Secured Party shall be given or made to:

                  John R. Folkerth, Sr.
                  c/o Shopsmith, Inc.
                  6530 Poe Avenue
                  Dayton, Ohio  45414
                  Telephone: (937) 898-6070
                  Telecopy:  (937) 898-9762

         All Notices to be given or made by Secured Party to Debtor shall be given or made to:

                  Shopsmith, Inc.
                  6530 Poe Avenue
                  Dayton, Ohio  45414
                  ATTENTION:
                  Telephone: (937) 898-6070
                  Telecopy:  (937) 898-9762

         All Notices shall be effective 24 hours after being duly mailed by first class mail addressed to the appropriate notice address or immediately upon being sent by telecopier or similar electronic means of communication to the appropriate notice address.

         This Security Agreement is being executed and delivered and is intended to be performed under and pursuant to the laws of the State of Ohio, and shall be construed and enforced in accordance with such laws, except to the extent that the UCC provides for the application of the law of another State.(1)

         This Security Agreement, all supplements hereto and all amendments hereof, shall inure to the benefit of and be binding upon Debtor, Secured Party, and their respective heirs, successors and assigns. Secured Party does not consent to any assignment by Debtor. Secured Party may assign his rights and interests under this Security Agreement.

         No waiver of any term, provision, covenant or condition contained in this Security Agreement, or of any breach of any such term, provision, covenant or condition, shall be effective unless in writing nor shall such waiver constitute a waiver of any subsequent breach or justify or authorize the non-observance on any other occasion of such term, provision, covenant or condition contained in this Security Agreement.


                     (Balance of Page Intentionally Omitted)

         IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed in Dayton, Ohio, as of the date first above written.


                                       "DEBTOR"

                                       SHOPSMITH, INC.


                                       By:
                                          --------------------------------------
                                          Robert L. Folkerth, President



                                       "SECURED PARTY"


                                       By:
                                          --------------------------------------
                                          John R. Folkerth, Sr., individually




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